UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 18, 2020 (September 14, 2020)

ACASTI PHARMA INC.
(Exact Name of Registrant as Specified in Charter)

QUEBEC, CANADA	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3009, boul. de la Concorde East Suite 102 Laval, Québec Canada H7E 2B5
(Address of Principal Executive Offices) (Zip Code)

450-686-4555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 16, 2020, Acasti Pharma Inc. (the “Company”) issued a press release announcing that it has appointed Brian D. Ford as its Chief Financial Officer, effective September 14, 2020.

Mr. Ford, age 62, brings over three decades of financial, project management and M&A experience within the healthcare and financial industries. Mr. Ford is an accomplished CPA-CA having served both publicly traded as well as privately owned organizations. Mr. Ford has been responsible for developing business recovery strategies, negotiating M&A transactions, as well as managing quarterly and yearly accounting reports. Most recently, from June 2017 to February 2020, Mr. Ford served as Chief Financial Officer and Senior Business Advisor at a private group of Ontario based medical clinics, including the largest chronic pain management practice in Canada. During his position as CFO and Senior Business Advisor, Mr. Ford significantly improved the company’s performance and was instrumental in preparing the company for its initial public offering. Prior to that, from September 2009 to November 2016, Mr. Ford served as Chief Financial Officer at Telesta Therapeutics. At Telesta Therapeutics, Mr. Ford helped develop a new business plan and was heavily involved in all capital transactions. Previously, Mr. Ford started his own consulting firm, Petersford Consulting, where he provided clients with finance and business risk services. Mr. Ford began his career at Ernst & Young, working his way to Principal, Business Risk Services, developing essential business plans that evaluated revenue and cost profiles supporting budget planning and understanding drivers of growth, specifically with healthcare companies. Additionally, at Ernst & Young, Mr. Ford participated in and often led teams in due diligence assignments in relation to mergers and acquisitions or the sale of a business, having extensive experience in developing financial forecasts, product and market valuation, and audits of critical accounting and processes. Mr. Ford holds a B.A. in Economics, History, and English from the University of Guelph and has a Graduate Diploma in Accounting from the University of McGill. Mr. Ford is a member of the Ontario Institute of Chartered Accountants.

In connection with Mr. Ford’s appointment as Chief Financial Officer, the Company entered into a CFO Consulting Agreement dated September 14, 2020, with PFC Business Advisory Services Inc., an entity through which Mr. Ford provides consulting services (the “Consulting Agreement”). The Consulting Agreement provides, among other things, that Mr. Ford will serve as a non-employee Chief Financial Officer on a full-time basis, in exchange for a fee of CDN $36,000 per month.

There is no arrangement or understanding between Mr. Ford and any other persons pursuant to which Mr. Ford was selected as an officer.

There are no family relationships between Mr. Ford and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Since the beginning of the Company's last fiscal year, the Company has not engaged in any transaction in which Mr. Ford had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

On September 16, 2020, the press release was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval at www.sedar.com. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Acasti Pharma Inc. on September 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACASTI PHARMA INC.

Date: September 18, 2020	By:	/s/ Jan D'Alvise
Jan D'Alvise
Chief Executive Officer